Exhibit 3(ii)

                                                 Effective as of July 22, 1998

                          AMENDED AND RESTATED
                              BY-LAWS OF
                       FRANKLIN ELECRIC CO., INC.


                               ARTICLE I.
                                OFFICES.

     	Section 1.1. Principal Office. The principal office of the Corporation shall be in the City of Bluffton, County of Wells, State of Indiana.
     Section 1.2. Other offices. The Corporation may also have other offices at such places within or without the State of Indiana as the Board of Directors may from time to time determine.
      Section 1.3. Registered Office and Agent. The Corporation shall maintain a Registered Office and Registered Agent as required by the Indiana Business Corporation Law. The Registered Office need not be the same as the Corporation's principal office.

                                ARTICLE II.
                               SHAREHOLDERS.

      Section 2.1. Annual Meeting. The annual meeting of the shareowners of the Corporation shall be held annually on the third Friday in April of each year, 10:00 a.m., local time, at the principal office of the Corporation in Bluffton, Indiana, or at such other place (either within or without the State of Indiana) at a time (not later than the end of the sixth month following the close of the fiscal year) as may be fixed by the Board of Directors and designated in the notice or waiver of notice of such meeting. At the annual meeting, the directors for the ensuing year shall be elected, and all such other business as may properly be brought before the meeting shall be transacted. The Secretary of the Corporation shall cause notice of the annual meeting to be given to each shareowner of record of the Corporation entitled to vote by depositing in the United States mail, postage prepaid, in an envelope addressed to the latest address of such shareowner as the same appears upon the records of the Corporation, a written or printed notice stating the place, day and hour of the holding of such meeting, such notices to be mailed no fewer than ten (10) nor more than sixty (60) days before the date of such meeting. If required by any provision of the Indiana Business Corporation Law as now or hereafter amended or by the Articles of Incorporation of the Corporation, such notice shall also state the purpose or purposes for which the meeting is called.

     Nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any shareowner entitled to vote in the election of directors generally provided that such shareowner has given actual written notice of such shareowner's intent to make such nomination or nominations to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of shareowners, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareowners, and (2) with respect to an election to be held at a special meeting of shareowners for the election of directors, the close of business on the seventh day following (a) the date on which notice of such meeting is first given to shareowners or (b) the date on which public disclosure of such meeting is made, whichever is earlier.

     Each such notice shall set forth: (1) the name and address of the shareowner who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareowner is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings involving any two or more of the shareowners, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareowner or relating to the Corporation or its securities or to such nominee's service as director if elected; (4) such other information regarding such nominee proposed by such shareowner as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     At an annual meeting of the shareowners, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any shareowner of the Corporation who complies with the notice procedures set forth in this Section
2.1. For business to be properly brought before an annual meeting by a shareowner, the shareowner must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareowner's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareowners. A shareowner's notice to the Secretary shall set forth as to each matter the shareowner proposes to bring before the annual meeting (1) a full description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation's books, of the shareowner proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the shareowner as of the record date of the meeting (if such date has then been publicly available) and as of the date of such notice, and (4) any material interest of the shareowner in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.1. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.2. Special Meetings. Special meetings of the shareowners may be held at the principal office of the Corporation in Bluffton, Indiana, or at such other place within or without the State of Indiana, as may be determined by the Board of Directors and as may be designated in the notice or waiver of notice of such meeting. Special meetings may be called, in writing, only by the Chairman, the President, the Secretary or a majority of the Board of Directors. The Secretary of the Corporation shall cause notice of the holding of any such special meeting to be given to each shareowner of record of the Corporation entitled to vote upon the business to be transacted at the meeting by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareowner's address shown in the Corporation's current records of shareowners, a written or printed notice stating the place, day, hour, and purpose or purposes for which such meeting is called, the notices to be mailed no fewer than ten (10) nor more than sixty (60) days before the date of such meeting. Only business within the purpose or purposes described in the notice of the meeting may be conducted at the meeting.

     Section 2.3. Waiver of Notice and Notice for Adjourned Meeting. A shareholder may waive notice of any shareholder's meeting before or after the date and time specified in the notice. The waiver must be in writing and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under the Indiana Business Corporation Law or these by-laws, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 2.4. Quorum. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set under the Indiana Business Corporation Law or otherwise.

     If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for such meeting, a majority in interest of the shareholders present in person or by proxy may adjourn from time to time, without notice (except as required by Section 2.3 of these by-laws) other than announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.5. Voting. At each meeting of the shareholders, every shareholder owning shares entitled to vote shall have the right to one (1) vote for each such share standing in his name on the books of the Corporation. Such shareholder may vote either in person or by proxy appointed in writing and subscribed by such shareholder or by his duly authorized attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent authorized to tabulate votes at or before the time of the holding of such meeting. No such proxy shall be valid after eleven
(11) months from the date of its execution unless a longer time is expressly provided therein. Only shares which are fully paid and nonassessable may be voted. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver;
or proxy appointment and give it effect as the act of the shareholder if
     (1) the shareholder is a corporation or other entity and the name signed purports to be that of an officer or agent of the entity;
     (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
     (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
     (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
     (5) two (2) or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary of other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     Section 2.6. Shareholder List. After the record date for, and more than five (5) business days before, each shareholders' meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder.

     Beginning five (5) business days before the date of the meeting and continuing through the meeting, the list shall be on file at the principal office of the Corporation (or at the place identified in the meeting notice in the city where the meeting will be held) and shall be available for inspection, by any shareholder entitled to vote at the meeting. During this period a shareholder, or the shareholder's agent or attorney authorized in writing, is entitled on written demand to inspect and copy the list during regular business hours and at the shareholder's expense.

     The list shall also be available at the shareholder's meeting and any shareholder, or the shareholder's agent or attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment.

     The shareholder list and the information obtained from it may be used and distributed only for the purposes and to the extent permitted by the Indiana Business Corporation Law The shareholder, the shareholder's agents and attorneys, and any other person who obtains the information shall use reasonable care to ensure that the restrictions imposed by that Law are observed.

     Section 2.7. Address of Shareholder. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be:
     (I) The latest address of the shareholder appearing on the records maintained by the transfer agent or registrar (as the case may be) for the class of stock held by the shareholder, if the Corporation has a transfer agent or registrar (or both) for that class of shares held by the shareholder and the Board of Directors has provided in the resolution appointing the transfer agent or registrar (or both) that notices of change of address shall be given to one of such agents by shareholders of that class of shares.
     (2) the latest address of the shareholder that has been furnished in writing to the Corporation by such shareholder if the Corporation has no transfer agent or registrar for that class of shares held by the shareholders, or if it has a transfer agent or registrar (or both) for that class of shares but the resolution of the Board of Directors appointing such transfer agent or registrar (or both) does not provide that notices of change of address shall be given to one of those agents by shareholders of that class of shares.

                               ARTICLE III.
                                DIRECTORS.

     Section 3.1.  Number and Classes.  The number of directors shall be nine
(9). Subject to the rights of the holders of any series of Preferred Stock outstanding, the directors shall be divided into three (3) Classes designated as Classes I, II and III. Each class shall have three (3) members. At the time of the 1998 annual meeting of the shareholders, the directors' terms of office shall be as follows: Class I directors' terms shall be for one (1) year and shall expire at the 1999 annual shareholder's meeting; Class II directors' term shall be for two (2) years and shall expire at the 2000 annual shareholder's meeting and Class III directors' terms shall be for three (3) years and shall expire at the 2001 annual shareholder's meeting.
At each annual shareholder's meeting after 1998, the directors of the class being elected shall have served a term of three (3) years and until their successors shall be elected and qualified.

     Section 3.2. Resignation, Vacancies and Removal of Directors. Any director may resign his office at any time by delivering his resignation in writing to the Board of Directors, its Chairman (if any), or the Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. The resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If any vacancy occurs on the Board of Directors caused by resignation, death, or other incapacity, or increase in the number of directors, then (a) the Board of Directors may fill the vacancy; or (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office; or (c) if a majority of the directors remaining in office are unable to agree on a person to fill the vacancy, then the remaining directors may call a special shareholders' meeting to fill the vacancy. The term of a director elected to fill a vacancy expires at the end of the term for which the director's predecessor was elected. Prior to the completion of their term of office, a director may only be removed in the manner as provided in the Articles of Incorporation.

     Section 3.3. Regular Meetings. A regular meeting of the Board of Directors will be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. At the annual meeting, the Board shall elect the officers of the Corporation for the ensuing year. Other regular meetings may be held at the principal office of the Corporation or at any other place and at such times as the Board may fix from time to time. No notice shall be required for regularly scheduled Board meetings.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the Chairman, the President or the Secretary of the Corporation or by any two of the members of the Board. The Secretary shall give notice of the date, time and place of such special meeting to each director personally, by written notice deposited in the United States mail, postage prepaid in an envelope addressed to such director, or by telephone, telegraph, teletype, or other form of wireless communication. Such notice need not specify the purpose of such special meeting. Except in emergency situations, such notice shall be given at least twenty-four (24) hours before any such special meeting. For purposes of dealing with emergency situations, as conclusively determined by the officer or members of the Board of Directors calling such special meeting as set forth above, such notice shall be given at least two (2) hours before such special meeting. Notice of the date, time and place of such special meeting may be waived, before or after the date and time stated in the notice, in writing and signed by any director and filed with the minutes or corporate records. A director's attendance at or participation in any meeting shall constitute a waiver of the notice of such meeting, unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.5. Quorum and Voting. A majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business excepting as may be provided in Section 3.2 above concerning the filling of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the Indiana Business Corporation Law, the Articles of Incorporation, or another provision of these by-laws.

     Section 3.6. Compensation. Each member of the Board of Directors shall be paid such compensation as shall be fixed by the Board of Directors, provided, that nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

     Section 3.7. Qualification. Except with respect to current Board members Edward J. Schaefer and Gerard E. Veneman, to whom the following provisions do not apply, qualifications for directors shall be as follows:
     No person age 70 or older shall be eligible for election, re-election, or appointment as a member of the Board of Directors of the Corporation, except the persons currently serving as directors who have already attained age 70. In addition, if an officer retires before age 70, only the President or Chairman will be eligible to stay on as a director. All other officers may remain as a director until the next shareowner's meeting, but such officers will not be eligible for re-election to the Board of Directors.

     Section 3.8. Board Committees. Board Committees and responsibilities shall be those shown on the attached marked as Exhibit A.

     Section 3.9. Directors' or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and is included in the minutes or filed with the Corporation's records reflecting the action taken. Any such written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 3. l0. Meetings by Telephone or Other Communications. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 3.11. Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:
          (1) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting;
          (2) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or
          (3) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

     The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                                  ARTICLE IV.
                                  OFFICERS.

     Section 4. I. Officers (Including Removal). The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, one of whom may be an Executive Vice President, a Treasurer and a Secretary; and if so determined by the Board, an Assistant Treasurer and Assistant Secretary, all of whom shall be elected by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders, and shall hold office until their successors are elected and qualify. One person may hold more than one office. The Board of Directors shall have the power from time to time to appoint such other officers as may be necessary for the proper conduct of the business of the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     Any officer of the Corporation may be removed by the Board of Directors at any time with or without cause. Such removal does not affect the officer's contract rights, if any, with the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The election or appointment of an officer does not itself create contract rights.

     Section 4.2. Compensation. The compensation of the officers of the Corporation elected shall be fixed by the Board of Directors. The compensation of agents and employees not appointed by the Board shall be fixed by the President.

     Section 4.3. Duties. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors; in his absence the President or such other person appointed by the Chairman will preside. The Board of Directors shall by resolution designate who will be the chief executive officer of the Corporation. The chief executive officer shall have the powers and perform the duties usually incident to that office. The President shall have the power to appoint such agents and employees, other than those whose appointment is provided for in these By-laws, as in his judgment may be necessary or proper for the transaction of the business of the Corporation, and shall determine their duties and fix their compensation. The President is authorized to sign, on behalf of the Corporation, contracts and other instruments in writing, including bonds and other obligations required in legal proceedings, surety and indemnity bonds required in the conduct of the business of the Corporation, papers required by the laws of any state with respect to the right to conduct business in such State and reports required by the laws of any State. The Secretary shall thereupon attest any such documents requiring such attestation under the corporate seal of the Corporation. In the absence or inability of the President to act, a Vice President appointed by the Chairman shall perform the duties of the President and shall also perform such other duties as may be delegated to him by the Board of Directors. The Secretary shall keep or cause to be kept a full, true, and complete record of all of the meetings of the shareholders and of the Board of Directors and shall have charge of the minute book of the Corporation and of all its other books and documents. He shall have custody of the corporate seal and he shall affix the same to and countersign papers requiring such acts but only upon the order of the Board of Directors or the President, and shall perform such other duties as may be required by the Board of Directors or the President. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep, or cause to be kept, correct and accurate books of account and shall also deposit, or see to the deposit of the funds of the Corporation in a depository to be approved by the Board of Directors. The Treasurer shall also perform such other duties as the President or the Board of Directors shall require. The Treasurer shall, before entering upon his duties, if required by the Board of Directors, execute a bond with surety to be approved and in an amount to be fixed by the Board of Directors.

                                    ARTICLE V.

                        COMMITTEES OF THE BOARD OF DIRECTORS.

     Section 5.1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the actual number of directors elected and qualified, designate and elect an Executive Committee to consist of two (2) or more of the directors of this Corporation and shall designate the Chairman thereof. The Committee shall, to the extent provided in these by-laws (except as may be further limited by said resolution), have and exercise in the interim between meetings of the Board all of the powers of the Board in accordance with the general policy of the Board. A committee member may be removed at any time by resolution passed by a majority of the actual number of directors elected and qualified.

     Section 5.2. Other Committees. Other committees of the Board of Directors may be designated by resolution passed by a majority of the whole Board, which shall define the membership and fix the duties of the committee.

     Section 5.3. Limitations on Authority of Committee. Committees of the Board shall not have authority to:
        (a) authorize dividends or other distributions;
        (b) amend the Articles of Incorporation or By-laws;
        (c) adopt an agreement or plan of merger even if the agreement or plan does not require shareholder approval;
        (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;
        (e) recommend to shareholders a voluntary dissolution of the Corporation or a revocation thereof;
        (f) fill vacancies on the Board of Directors or any of its committees;
or
        (g) approve or propose to shareholders action that the Indiana Business Corporation Law requires to be approved by shareholders.

     Section 5.4. Procedures of Executive and Other Committees. The functions of any Committee may be performed by meeting of the committee held in the regular way or through the means referred to in Section 5.5, may decide any matters coming within the scope of the committee's powers. A committee shall keep due record of all meetings and actions of the committee and such records shall at all times be open to the inspection of any director and from time to time shall be filed with the Board of Directors at the meetings thereof. Such records and all actions of the committee recorded therein shall be subject to the supervision and ratification of the Board. Meetings of a committee may be called at any time by the Chairman or any two
(2) members of the Committee, by giving in advance to each member twenty-four
(24) hours notice of the time and place of such meeting. Notice may be waived in writing and attendance at a meeting constitutes a waiver of notice thereof. A majority of the members of a committee shall constitute a quorum at such meeting for the transaction of business. Members of a committee, as such, shall receive no stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of a committee. No member of a committee shall continue to be a member thereof after he ceases to be a director of the Corporation.

     Section 5.5. Action Other than at a Meeting. Any committee may act by written consent in lieu of a meeting, as provided in Section 3.9 of Article III hereof. Any committee may allow members to participate in a meeting by or through the use of the means of communication and in the manner as provided in Section 3.10 of Article III.

                                  ARTICLE VI.

                                 CAPITAL STOCK.

     Section 6.1. Certificates for Shares. Unless the Articles of Incorporation provide otherwise, all shares of stock of the Corporation shall be represented by a certificate. The certificates for shares of the Corporation shall be in such form not inconsistent with the Articles of Incorporation and the Indiana Business Corporation Law and as shall be approved by the Board of Directors. At a minimum, each certificate for shares must state on its face:
     (1) The name of the Corporation and that it is organized under the law of the State of Indiana;
     (2)  The name of the person to whom issued; and
     (3) The number and class of shares and the designation of the series, if any, the certificate represents.
     Each certificate must be signed (either manually or in facsimile) by the Chairman or the President and Secretary or such other two (2) officers as may be designated by the Board. Share certificates which have been signed
(whether manually or in facsimile) by officers may be used and shall continue to be valid even though any individual whose signature appears on a certificate shall no longer be an officer of the Corporation at the time of the issue of the certificate.

     Section 6.2. Registration of Transfer and Registered Shareholders. Registration of transfer of shares and issuance of a new certificate or certificates therefor shall be made only upon surrender to the Corporation or its transfer agent and cancellation of a certificate or certificates for a like number of shares of the same class, properly endorsed for transfer, accompanied by (a) such assurance as the Corporation or transfer agent may require as to the genuineness and effectiveness of each necessary endorsement, (b) satisfactory evidence of compliance with all laws relating to collection of taxes, and (c) satisfactory evidence of compliance with or removal of any restriction on transfer of which the Corporation or transfer agent may have notice.

     As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.

     Section 6.3. Consideration for Issue of Shares. The shares of the capital stock of the Corporation may be issued by the Corporation from time to time for such an amount of consideration as may be fixed by the Board of Directors and consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When payment of the consideration for which any share was authorized to be issued shall have been received by the Corporation, the shares issued therefor shall be fully paid and nonassessable. Shares may be issued to the Corporation's shareholders without consideration to the extent permitted by the Indiana Business Corporation Law and shares so issued shall be fully paid and nonassessable. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be issued with or before the notice of the next shareholders' meeting. The Board may (but is not required) to place in escrow shares issued for a contract for future services or benefits or a promissory note or may make such other arrangements or conditions or place such other restrictions on the transfer of the shares until the services are performed, the note is paid, or the benefits are received.

     Section 6.4. Lost, Stolen or Destroyed Certificates. No certificate for shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon proper evidence to the satisfaction of the Board of Directors of such loss, theft, or destruction, and (unless waived by the Board of Directors) except upon delivery to the Corporation of a bond of indemnity in such amount as may be fixed by the Board of Directors, executed by the person to whom the new certificate or certificates should be issued and also by a surety company approved by the Board of Directors, indemnifying the Corporation against any claim upon or in respect of such lost, stolen, or destroyed certificate; provided, however, that whenever this Corporation has a duly appointed, qualified and acting transfer agent for its said shares, the Board of Directors may delegate to said transfer agent the authority to determine the sufficiency of the proof of such loss, theft or destruction and to issue new certificate or certificates in replacement thereof; and the Board of Directors may waive the necessity of obtaining a separate bond of indemnity in connection with the issuance of each certificate replacing such lost, stolen or destroyed certificates and in lieu thereof may authorize such transfer agent to obtain a blanket lost original instruments bond naming this Corporation and such transfer agent as the obligees therein.

     Section 6.5.  Fixing of Record Date or Closing of Transfer Books
     6.5.1. Shareholders' Meetings and Other Purposes. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to demand a special meeting, or to take any other action, the Board of Directors may fix in advance a date, not more than seventy (70) days prior to the date of such meeting or action as the record date for such determination of shareholders. In the absence of such a determination by the Board of Directors, the date for the determination of shareholders shall be ten (10) days prior to the date of such meeting or action. Only such shareholders as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to notice of and to vote at such meeting or to take action, notwithstanding any registration of transfer of shares on the books of the Corporation after such record date. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     6.5.2. For Distributions (Including Dividends). For the purpose of determining shareholders entitled to receive distributions (including dividends), the Board of Directors may fix a record date, declaration date, and payment date. If the Board of Directors does not fix a record date for determining shareholders entitled to a distribution (other than one involving a repurchase or reacquisition of shares), then it is the date the Board of Directors authorizes the distribution. Only such shareholders who are shareholders of record at the close of business on the date fixed as a record date as provided herein shall be deemed shareholders for the purpose of receiving the distribution, notwithstanding any registration of transfer of shares on the books of the Corporation after such record date.

                                ARTICLE VII

                              INDEMNIFICATION

     Section 1.  Definitions.  As used in this Article VII:
     (a) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
     (b) "Expenses" include counsel fees.
     (c) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
     (d) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. An officer is considered to be serving an employee benefit plan at the Corporation's request if the officer's duties to the Corporation also impose duties on, or otherwise involve services by, the officer to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.
     (e) "Official capacity" means:
     (1) when used with respect to a director, the office of director in the Corporation;
     (2) when used with respect to an officer, the office of the Corporation held by the officer; and
     (3) when used with respect to an individual other than an officer or director, the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.
     "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.
     (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
     (g) "Proceeding" means any threatened, pending, or Completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 2. Indemnification.
     (a) The Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director or officer against liability incurred in the proceeding if:

          (1) the individual's conduct was in good faith; and
          (2) the individual reasonably believed:
     (A) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and
     (B) in all other cases, that the individual's conduct was at least not opposed to its best interest; and
          (3) in the case of any criminal proceeding, the individual either:
     (A) had reasonable cause to believe the individual's conduct was lawful;
or
     (B) had no reasonable cause to believe the individual's conduct was unlawful.
          (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself; determinative that the director or officer did not meet the standard of conduct described in this Section 2.

     Section 3. Additional Indemnification. In addition to the indemnification to which a director or officer may be entitled pursuant to
Section 2 of this Article VII, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

     Section 4.  Advance Indemnification.
          (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:
          (1) the director or officer furnishes the Corporation a written affirmation of the director's or officer's good faith belief that the director or officer has met the standard of conduct described in Section 2 of this Article VII.
          (2) the director or officer furnishes the Corporation a written undertaking, executed personally or on the director's or officer's behalf; to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct; and
          (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article VII.
          (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.
          (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 5 of this Article VII.

     Section 5.  Procedure for Determining Indemnification.
          (a) The Corporation may not indemnify a director or officer under
Section 2 of this Article VII unless authorized in the specific case after a determination has been made that indemnification of the director or officer is required in the circumstances because the director or officer has met the standard of conduct set forth in Section 2 of this Article VII.
          (b) The determination shall be made by any one (1) of the following procedures:
     (1) By the board of director by majority vote of a quorum consisting of directors not at the time parties to the proceeding.
     (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding.
     (3) by special legal counsel:
          (A) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
          (B) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate).
     (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b))(3) to select counsel.

     Section 6. Indemnification of Agents and Employees.
          (a) The Corporation may indemnify and advance expenses under this
Article VII to an employee, or agent of the Corporation, whether or not an officer or director, to the same extent as to a director or officer; and
          (b) The Corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by the articles of incorporation, bylaws, general or specific action of the board of directors, or contract.

     Section 7.  Indemnification Not Exclusive.
          (a) The indemnification and advance for expenses provided for or authorized by this Article VII does not exclude any other rights to indemnification and advance for expenses that a person may have under:
     (1)  the Indiana Business Corporation Law, as now or hereafter in effect;
     (2)  the Corporation's article of incorporation or bylaws;
     (3)  a resolution of the board of directors or of the shareholders;
     (4)  any contract or policy of insurance; or
     (5) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.
     (b) Without limiting the foregoing subsection (a), nothing contained in this Article VII shall be construed to limit in any manner the indemnification or advance for expenses that may be permitted or required, in the absence of the provisions of this Article VII, pursuant to the Indiana Business Corporation Law, as now or hereafter in effect.
     (c) This Article VII does not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     Section 8.  Contract With The Corporation.  The provisions of this
Article VII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this
Article VII is in effect, and any repeal or modification of any provisions of this Article VII shall not affect any rights or obligations theretofore accruing under this Article VII with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.




                                ARTICLE VIII.

                                    SEAL.
     The use of a corporate seal is not required. If a corporate seal is used, it shall have inscribed thereon the name of the Corporation around the circumference thereof and the word 'Seal" in the center thereof. The seal can be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                              ARTICLE IX.

                              FISCAL YEAR.

     The fiscal year of the Corporation shall end with the Saturday nearest to December 31 and begin with the Sunday following the Saturday nearest to December 31.

                               ARTICLE X.

                                 FUNDS.

     Section 10.1. Depository. The funds of the Corporation shall be deposited in a depository or depositories to be selected by the Board of Directors of the Corporation.

     Section 10.2. Withdrawal of Funds. The funds of the Corporation may be withdrawn and disbursed by such officers as may be designated by order of the Board of Directors.

                              ARTICLE XI.

                                RECORDS.

     Section 11.1. Records.
     (a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.
     (b) The Corporation shall maintain appropriate accounting records.
     (c) The Corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.
     (d)The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
     (e)The Corporation shall keep a copy of the following records at the principal office
     (1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect.
     (2) The by-laws or restated by-laws and all amendments to them currently in effect.
     (3)Resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.
     (4)The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.
     (5)All written communications to shareholders generally within the past three (3) years, including any financial statements furnished for the past three (3) years as required by the Indiana Business Corporation Law.
     (6)A list of the names and business addresses of the current directors and officers.
     (7)Its most recent annual report delivered to the Secretary of State.
     Section 11.2. Shareholder's Right to Inspect and Copy. A shareholder may inspect and copy the Corporation's records only as permitted by the Indiana Business Corporation Law. The shareholder, the shareholder's agents and attorneys, and any other person who obtains the information may use and distribute the records and the information only for the purposes and to the extent permitted by the Indiana Business Corporation Law and shall use reasonable care to ensure that the restrictions imposed by that Law are observed.


                            ARTICLE XII.

                              REPORTS.

     Section 12.1.  Annual Financial Reports to Shareholders.
     (a)The Corporation shall furnish the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements.
If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.
     (b)If the annual financial statements are reported upon by a public accountant, the public accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:
     (1) stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and
     (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.
     (c)The Corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail the shareholder the latest financial statements.

     Section 12.2.  Reports to Shareholders of Indemnification.
     (a) If a corporation indemnifies or advances expenses to a director under these by-laws or otherwise, in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.
     (b) If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting.
     Section 12.3. Annual Reports to Secretary of State. The Secretary of the Corporation shall cause each annual report to the Secretary of State of Indiana to be filed as required by the Indiana Business Corporation Law.

                             ARTICLE XIII.

                               AMENDMENT.

     These by-laws may be amended by the Board of Directors, by the affirmative votes of a majority of all the members of the Board of Directors, at any regular or special meeting notice of which contains the proposed amendment or a digest thereof, or at any meeting, regular or special, at which all directors are present, or by the written consents of all directors pursuant to Section __ of Article ______ of these by-laws.